Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 8 to Registration Statement on Form S-1 of our reports dated March 6, 2009 relating to the consolidated financial statements and consolidated financial statement schedule of SolarWinds, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

May 1, 2009